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                                EXHIBIT 10.73
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                                                                   EXHIBIT 10.73


                              OPTION AGREEMENT


     This OPTION AGREEMENT is executed this 1st day of April, 1994, by and between CHANNEL 35 OF MIAMI, INC., a Florida corporation ["Seller"], and PAXSON COMMUNICATIONS OF MIAMI-35, INC., a Florida corporation ["Buyer"].

     WHEREAS, Seller is the licensee and operator of Television Station WCTD(TV), Channel 35, Miami, Florida ["the Station"], pursuant to authorizations issued by the Federal Communications Commission ["FCC"];

     WHEREAS, the parties have agreed that Seller will sell to Buyer an option to purchase certain of the assets used and useful in the conduct of the business and operation of the Station on the terms and conditions set forth herein and subject to the FCC's rules, regulations and policies.

     NOW THEREFORE, in consideration of the above and of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:


SECTION 1     OPTION TO PURCHASE ASSETS


     1.1 Option Price. In consideration of $100 and other good and valuable consideration, the sufficiency of which is hereby acknowledged by Seller, the Seller hereby sells and grants to Buyer an exclusive option [the "Option"] to purchase the assets, real, personal and mixed, tangible and intangible, owned and held by Seller, used or useful in the conduct of the business and operations of the Station, exclusive only of cash on hand [the "Station Assets"], free

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and clear of all material debts, liens, encumbrances or other liabilities, subject to the terms and conditions set forth herein.

        1.2 Buyer may freely assign this Option to any other party, but shall provide Seller with five (5) days' written notice to Seller. The rights and obligations pursuant to this Option Agreement of any assignee following such assignment shall be the same as the rights and obligations of the Buyer.


        1.3 The Option granted hereunder shall run for five (5) years and may be renewed by Buyer for an additional term of five years. Notice of the renewal of this option must be delivered to Seller no later than ninety (90) days prior to expiration of the initial term hereof. Buyer shall provide five
(5) days written notice to Seller of its exercise of the Option. Buyer in its sole discretion may exercise this Option at any time during the term of this Option or during the renewal term.


        1.4 In the event that the Option is exercised hereunder, the parties shall, within ten days of Buyer's written notice thereof, execute an Asset Purchase Agreement [the "Purchase Agreement"] substantially in the form attached hereto as Exhibit A which shall provide a purchase price as specified in Exhibit B. The form of Purchase Agreement specified in Exhibit A shall be modified so that the covenants, representations and warranties contained therein shall be consistent with the then existing status of the parties, their properties and their operation; so that all representations and warranties will be true and correct; and so that there shall exist no impossibility of performance, either commercially or legally. Buyer and Seller agree that they shall be bound by all the terms and conditions of the Purchase Agreement as finally executed.


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Notwithstanding anything contained in this Agreement to the contrary,
Buyer may withdraw its notice of exercise of its Option at any time prior to its execution of the Purchase Agreement without any liability to Seller.


SECTION 2      SPECIFIC PERFORMANCE


        The parties agree that the FCC licenses and the broadcast business made possible thereby are unique assets not readily available on the open market. For this reason, Seller acknowledges that specific performance is an appropriate remedy for Buyer in the event this Agreement is breached. The parties agree that the rights afforded by the preceding sentence shall be in addition to any and all rights Buyer may have at law or equity.


SECTION 3      REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as follows:

        3.1 Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

        3.2 Seller has and will have upon the exercise of the Option full corporate power and authority to enter into this Option Agreement and the Purchase Agreement to consummate the transactions contemplated hereby. This Agreement constitutes, and any other instruments contemplated hereby when executed will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except as may be affected by bankruptcy and insolvency laws and court-applied equitable principles.


        3.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions

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of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) contravene any provision of Seller's Articles of Incorporation or By-Laws; (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Seller is a party or by which it or any of the assets of Seller may be bound or affected, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Communications Act of 1934, as amended ["the Act"], and the rules and regulations of the FCC promulgated thereunder.


        3.4 No representations or warranty by Seller in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make this statement or facts contained herein or therein not misleading.


SECTION 4        COVENANTS OF SELLER


        4.1 Seller will perform all acts necessary to carry out the transactions contemplated by this Agreement and will not: (i) create, incur, assume or guarantee any indebtedness, obligations or liability or make any payments in respect thereto which would interfere with, or prevent, Seller transferring the Assets to Buyer as provided in Section 1.1 hereof; (ii) perform or suffer any acts within its control inconsistent with the grant of the Option to Buyer or the actions contemplated by this Agreement; (iii) or enter into any agreement or grant any person or entity a right to purchase all or substantially all of the assets of the Seller, during the term of this Agreement.


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        4.2   Seller will notify Buyer promptly of the threat of, or
commencement against itself or its shareholder of any claim, suit, action, arbitration, legal, administrative or other proceeding, or governmental investigation or tax audit affecting the Station or Seller and will cooperate fully with Buyer in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.


SECTION 5       MISCELLANEOUS


        5.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        5.2 No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

        5.3 The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

        5.4 The construction and performance of this Agreement will be governed by the laws of the State of Florida.

        5.5 Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered on the date of personal delivery or the date of receipt if sent by a private air express service (postage prepaid) or mailed by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been received on the date of personal delivery or on the date set forth on the return receipt, to the following addresses or to such other address as any

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party may request, in the case of Seller, by notifying Buyer, and in the case of Buyer, by notifying Seller:


                 To Seller:          James L. West
                                     The Christian Network, Inc.
                                     14444 66th Street North
                                     Clearwater, Florida   34624
                                     Telecopy:  813/530-0671
                                     Telephone: 813/536-0036

                 To Buyer:           Lowell W. Paxson
                                     Paxson Communications Corporation
                                     18401 U.S. Highway 19 North
                                     Clearwater, Florida   34624
                                     Telecopy:  813/532-0208
                                     Telephone: 813/536-2211



        5.6 This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

        5.7 After the date hereof, Buyer shall be afforded reasonable opportunity to inspect the Station and the books and records of the Seller upon reasonable request. Buyer's obligations hereunder and under the Purchase Agreement are contingent upon and subject to prior confirmation and verification by Buyer of the financial and other information made available to Buyer by Seller, review of further financial or other information relating to the purchase of the Assets and operation of the Station as may be requested by Buyer, inspection of the assets and technical facilities of the Station, and review and approval of the schedules and exhibits (and all

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underlying documents) to be attached to the Purchase Agreement, all to the satisfaction of Buyer in its sole discretion.

        5.8 Buyer and Seller each agree that they will use their best efforts to keep confidential (except for such disclosure to attorneys, bankers, underwriters, investors, etc. as may be appropriate in the furtherance of this transaction and except for such filings with the FCC as may be required) all information of a confidential nature obtained in connection with the transactions contemplated by this Agreement, and in the event that such transactions are not consummated, each party will return to the other party such documents and other material obtained from the other party in connection therewith.

        5.9 Buyer and Seller shall jointly prepare, and determine the timing of, any press release or other announcement to the public relating to the execution of this agreement. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party.

        5.10 Each party shall bear all costs incurred by it in connection with the transactions contemplated by this Agreement.

        5.11 Seller agrees that from the date hereof and during the time period in which the Option is exercisable hereunder, or if the Option is exercised, during the period

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prior to execution of the Purchase Agreement, it shall not offer or seek to offer, or entertain or discuss any offer, to sell the Station or its Assets, other than as contemplated under this Agreement, nor shall Seller permit its shareholder to offer, to seek to offer, or entertain or discuss any offer to sell any of the capital stock of Seller without the written consent of Buyer.

        5.12 Prior to consummation of the Purchase Agreement and to obtaining consent from the FCC, Buyer shall not, directly or indirectly, control, supervise or direct or attempt to control, supervise or direct the operations of the Station or Seller; such operations, including complete ultimate control and supervision of all of the Station's programs, employees and policies, shall remain the sole responsibility of Seller, as set forth in the rules and policies of the FCC.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


CHANNEL 35 OF MIAMI, INC.                     PAXSON COMMUNICATIONS OF (SELLER)
                                                       MIAMI-35, INC.
                                                       (BUYER)


By:  /s/ James L. West                        By:  /s/ William L. Watson
   -------------------------------               -----------------------------
         James L. West                                 William L. Watson

THE CHRISTIAN NETWORK, INC.
(Parent)



By: /s/ James L. West
   -------------------------------
        James L. West
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                                   EXHIBIT A


                        FORM OF ASSET PURCHASE AGREEMENT

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                                   EXHIBIT B


                                 PURCHASE PRICE


        The Purchase Price for the Station shall be One Hundred Thousand Dollars ($100,000), plus the amount, if any, outstanding on the Promissory Note of The Christian Network, Inc. of April 21, 1994 held by New Miami Latino Broadcasting Corporation.